UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 11, 2011 (April 6, 2011)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Gathering Agreement

On April 6, 2011, SM Energy Company (the “Company”) entered into a Gathering and Natural Gas Services Agreement with ETC Texas Pipeline, Ltd. (“ETC Texas”), a wholly owned subsidiary of Energy Transfer Partners, L.P. (the “Gathering Agreement”).  Pursuant to the Gathering Agreement, ETC Texas will gather and transport natural gas production from the Company’s Eagle Ford shale assets on a pipeline that ETC Texas will construct and complete by July 1, 2013.  The terms of the Gathering Agreement provide the Company with a firm commitment for gathering and transportation of a maximum volume of natural gas of 240,000 MMBtu (approximately 190 MMcf) per day over the ten-year term of the Gathering Agreement, which begins on July 1, 2013.  The Company shall pay ETC Texas a specified fee per MMBtu for the gathering and transportation services.  These fees are subject to escalation on an annual basis.  The Company may be required to make periodic deficiency payments to ETC Texas for any shortfalls from specified minimum volume commitments; however, any volumes delivered in excess of such minimum volume commitments will be credited against the Company’s commitments for future periods.  In the event that no gas is delivered pursuant to the Gathering Agreement, the Company’s aggregate deficiency payments will total approximately $513 million.

Processing Agreement

Also on April 6, 2011, the Company entered into a Gas Processing Agreement with ETC Texas (the “Processing Agreement”).  Pursuant to the Processing Agreement, ETC Texas will process the Company’s natural gas production that is transported pursuant to the Gathering Agreement (the “Transported Gas”).  ETC Texas will purchase all natural gas liquids related to the Transported Gas from the Company and will deliver to the Company all remaining residue natural gas at a specified delivery point.  The term of the Processing Agreement is coterminous with the Gathering Agreement.  Pursuant to the terms of the Processing Agreement, the Company will pay ETC Texas specified processing and conditioning fees at a per MMBtu rate.

On April 11, 2011, the Company issued a press release announcing the entry into the Gathering Agreement and the Processing Agreement.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please see the discussion under Item 1.01 above, which is hereby incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 99.1	Press release of SM Energy Company dated April 11, 2011, entitled SM Energy Announces New Gas Services Agreement In Eagle Ford Shale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	April 11, 2011	By:	/s/ KELLY E. COLLINS
Kelly E. Collins
Director of Financial Reporting & Assistant Corporate Secretary